UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2011 (March 25, 2011)
TENNECO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12387 (Commission File Number)	76-0515284 (IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS (Address of Principal Executive Offices)	60045 (Zip Code)
Registrant’s telephone number, including area code: (847) 482-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Tenneco Inc. announced today that the company has amended and renewed its North American trade accounts receivable securitization program. The company extended the term of both facilities to March 23, 2012 and expanded the trade receivables that are eligible for purchase under each facility. The first priority facility will continue to provide financing of up to $110 million and the second priority facility, which is subordinated to the first priority facility, will continue to provide up to an additional $40 million of financing. Both facilities monetize accounts receivable generated in the U.S. and Canada that meet certain eligibility requirements, and the second priority facility also monetizes certain additional receivables generated in the U.S. and Canada that would otherwise be ineligible under the first priority facility. The company’s accounts receivable securitization programs, both in North America and in Europe, provide the company with financing at costs that are generally favorable to alternative sources of financing and allow the company to reduce borrowings under its revolving credit agreements.
The above summary of the amendments to and renewal of Tenneco’s North American trade accounts receivable securitization program is not complete and is qualified in its entirety by reference to the terms of the documents effecting the amendments and renewal, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
See Item 1.01, incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Third Amended and Restated Receivables Purchase Agreement, dated as of March 25, 2011
10.2	Amendment No. 1 to Receivables Purchase Agreement, dated as of March 25, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.
Date: March 29, 2011	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary